UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road Sunnyvale, California 94086 (Address of principal executive offices) (zip code) Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On December 7, 2017, Intuitive Surgical, Inc. (“Intuitive”) completed its previously announced accelerated share repurchase program (the “ASR Program”) to repurchase $2.0 billion of its common stock with Goldman, Sachs & Co. (“Goldman”).

On January 27, 2017, Intuitive made a payment of $2.0 billion to Goldman and Goldman delivered to Intuitive an initial delivery of approximately 2.4 million (or, after giving effect to the three-for-one stock split, approximately 7.3 million) shares of Intuitive’s common stock. Settlement was based on the daily volume-weighted average price per share of Intuitive’s common stock during the repurchase period, less a discount, and resulted in Intuitive being required either to deliver shares of common stock or to make a cash payment to Goldman. Intuitive made a final settlement payment of $274.0 million to Goldman on December 7, 2017.

After final settlement, the remaining amount of share repurchases authorized by Intuitive’s Board of Directors was approximately $717.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: December 7, 2017	By:	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer